NALT 2007-A
EXECUTION VERSION
Exhibit 99.4
SWAP TRANSACTION CONFIRMATION

Date:	July 31, 2007

To:	Nissan Auto Lease Trust 2007-A c/o Wilmington Trust Company, as Owner Trustee Rodney Square North 1100 North Market Street Wilmington, Delaware 19890 Attention: Nissan Auto Lease Trust 2007-A	(“Party B”)

With a copy to: Rachel Serina, CTP
Senior Treasury Manager, Funding
Nissan North America, Inc.
BellSouth Tower
333 Commerce Street
10th Floor, B-10-C
Nashville, TN 37201-1800
Telephone: 615-725-8146
Facsimile: 615-725-1720

From:	HSBC BANK USA, National Association 452 5th Avenue New York, New York 10018 Attention: Christian McGreevy Telephone: 212-525-8710 Facsimile: 212-575-5517	(“Party A”)

Ref. No.	483496HN
Dear Sir or Madam:
The purpose of this letter (this “Confirmation”) is to confirm the terms and conditions of the Transaction entered into between us on the Trade Date specified below (the “Transaction”). This Confirmation constitutes a “Confirmation” as referred to in the ISDA Master Agreement specified below.
1. The definitions and provisions contained in (i) the 2000 ISDA Definitions (the “ISDA Definitions”), as published by the International Swaps and Derivatives Association, Inc, and (ii) the Indenture dated as of July 31, 2007 (the “Indenture”) between Party B and U.S. Bank National Association, as indenture trustee relating to the issuance by Party B of certain debt obligations, are incorporated into this Confirmation. In the event of any inconsistency between the ISDA Definitions and this Confirmation, this Confirmation will govern. References herein to a “Transaction” shall be deemed to be references to a “Swap Transaction” for purposes of the ISDA Definitions. Capitalized terms used but not defined herein have the meanings ascribed to them in the Indenture.

2. The terms of the particular Transaction to which the Confirmation relates are as follows:

Transaction Type:	Interest Rate Swap

Currency for Payments:	U.S. Dollars

Notional Amount:	For the Initial Calculation Period, the Notional Amount shall be equal to USD $365,079,000.00. For each subsequent Calculation Period, the Notional Amount shall be equal to the aggregate note balance of the Class A-4 Notes on the first day of such Calculation Period. With respect to any Payment Date, the aggregate note balance of the Class A-4 Notes will be determined using the Servicer’s Certificate issued on the Determination Date immediately preceding the Payment Date (giving effect to any reductions of the note balance of the Class A-4 Notes reflected in such Servicer’s Certificate).

Initial Calculation Period:	July 31, 2007 to but excluding August 15, 2007.

Term:

Trade Date:	July 27, 2007

Effective Date:	July 31, 2007

Termination Date:	The earlier of (i) February 15, 2013 and (ii) the date on which the note balance of the Class A-4 Notes is reduced to zero.
Fixed Amounts:

Fixed Rate Payer:	Party B

Calculation Period End Dates:	Monthly on the 15th of each month,commencing August 15, 2007, through and including the Termination Date; No Adjustment.

Payment Dates:	Monthly on the 15th of each month, commencing August 15, 2007, through and including the Termination Date.

Business Day Convention:	Following

Business Day:	Principal place of business of Party A, New York, Delaware, Minnesota, Tennessee and Texas

Fixed Rate:	5.1290%

Fixed Rate Day Count Basis:	30/360

Floating Amounts:

Floating Rate Payer:	Party A

Calculation Period End Dates:	Monthly on the 15th of each month, commencing August 15, 2007, through and including the Termination Date, subject to adjustment in accordance with the Following Business Day Convention.

Payment Dates:	Monthly on the 15th of each month, commencing August 15, 2007, through and including the Termination Date.

Business Day Convention:	Following

Business Day:
For Payment Dates:	Principal place of business of Party A, New York, Delaware, Minnesota, Tennessee and Texas

For the determination of
the Floating Rate:	London

Floating Rate Option:	USD-LIBOR-BBA

Designated Maturity:	1 Month

Spread:	Plus 0.070%

Floating Rate Day Count:	None

Count: Basis:	Actual/360

Reset Dates:	The first day of each Calculation Period.

Compounding:	Inapplicable

3. The additional provisions of this Confirmation are as follows:

Calculation Agent:	As set forth in the Agreement.

Payments to Party A:	HSBC Bank USA, National Association ABA # 021-001-088 For Credit to Department 299 A/C: 000-04929-8 HSBC Derivative Products Group

Payments to Party B:	Paying Bank: JPMorgan Chase ABA #: 021000021 Beneficiary: Nissan Motor Acceptance Corp. A/C #: 323-905897
4. Documentation
This Confirmation supplements, forms a part of, and is subject to, the 2000 ISDA Master Agreement dated as of July 31, 2007 (including the Schedule thereto) as amended and supplemented from time to time (the “Agreement”) between you and us. All provisions contained in the Agreement govern this Confirmation except as expressly modified herein. Unless otherwise provided in the Agreement, this Confirmation is governed by the laws of the State of New York.
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Please confirm that the foregoing correctly sets forth the terms of our agreement by executing a copy of this Confirmation and returning it to us.

Very truly yours,

HSBC BANK USA, National Association

By:	/s/ Dennis J. Nevins

Name:	Dennis J. Nevins

Title:	Officer

By:	/s/ Tiffany Moncrieffe

Name:	Tiffany Moncrieffe

Title:	Assistant Vice President

Accepted and confirmed as of the date first above written:

NISSAN AUTO LEASE TRUST 2007-A
By:	Wilmington Trust Company, not in its individual capacity but solely as owner trustee

By:	/s/ James P. Lawler
Name:	James P. Lawler

Title:	Vice President

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